UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2006

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2006, Cooper Tire & Rubber Company, a Delaware corporation (the "Company"), and Philip G. Weaver, the Company’s Vice President and Chief Financial Officer, entered into a Second Amended and Restated Employment Agreement (the "Amended Agreement"), which will supersede in its entirety the Amended and Restated Employment Agreement, dated as of June 6, 2000, by and between Mr. Weaver and the Company (the "Employment Agreement"), effective as of the Employment Agreement’s expiration date, January 1, 2009 (the "Effective Date"). The Amended Agreement generally maintains the terms of the Employment Agreement but clarifies and in certain events reduces the severance and change-in-control benefits provided for under the Employment Agreement. Prior to the Effective Date, the existing terms of the Employment Agreement shall remain in full force and effect. Capitalized terms not defined below have the meaning set forth in the Amended Agreement, a copy of which is filed herewith as Exhibit 10.1.

TERM

Pursuant to the Amended Agreement, after the Effective Date, Mr. Weaver will continue serving as the Company’s Vice President and Chief Financial Officer for a term of one year. The Amended Agreement provides that the term of the agreement will be automatically extended on January 1 of each year following the Effective Date for additional one-year terms until the year in which Mr. Weaver’s 64th birthday occurs, unless either party provides notice of termination thereof no later than September 30th of the preceding year that such party does not wish to extend the Amended Agreement.

PAYMENTS UPON TERMINATION WITHOUT "CAUSE" OR FOR "GOOD REASON" PRIOR TO A "CHANGE IN CONTROL"

The Amended Agreement amends the Employment Agreement to provide that, after the Effective Date, should Mr. Weaver’s employment be terminated without "Cause" or for "Good Reason" prior to a "Change in Control," he shall receive (in lieu of the severance benefits currently provided for in the Employment Agreement) (a) a lump sum cash payment equal to (i) two times the sum of his then existing base salary and Average Annual Incentive Compensation, plus (ii) the actuarial equivalent of the retirement pension Mr. Weaver has, at the time of such termination, accrued under the Company’s Nonqualified Supplementary Benefit Plan, as well as (b) life, accident and health insurance benefits similar to those to which he was entitled prior to such termination for a period of 24 months, as well as retiree medical and life insurance coverage to the extent Mr. Weaver was eligible for such benefits pursuant to the terms of the Company’s benefit plans immediately prior to such termination.

The Amended Agreement also provides that upon such a termination all of Mr. Weaver’s equity awards that vest based solely upon his continued employment with the Company shall immediately vest and any restricted stock units and shares of restricted stock that vest based upon the achievement of performance criteria and that have not otherwise vested shall vest on a pro-rata basis to the extent that such awards would have become vested based on the achievement of the relevant performance criteria through the date of termination.

SEVERANCE AND OTHER BENEFITS UPON OR FOLLOWING A CHANGE IN CONTROL

The Amended Agreement amends the Employment Agreement to provide that, after the Effective Date, should Mr. Weaver’s employment be terminated without Cause or for Good Reason subsequent to a Change in Control, he shall receive (in lieu of the severance benefits currently provided for in the Employment Agreement) (a) a lump sum cash payment equal to (i) two times the sum of his base salary and the greater of (x) the Average Annual Incentive Compensation and (y) the target Annual Incentive Compensation for the year in which the Change in Control occurs, plus (ii) the actuarial equivalent of the retirement pension Mr. Weaver has accrued under the Company’s Nonqualified Supplementary Benefit Plan, and (b) 24 months’ insurance benefits and participation in retiree insurance plans to the same extent as provided for a termination without cause, as described above. In addition, as under the Employment Agreement, immediately upon a Change in Control, Mr. Weaver’s equity awards will vest to the same extent as upon a termination without cause, as described above. As with the Employment Agreement, the Amended Agreement provides for an excise tax gross-up on compensation payable in connection with a Change in Control, but provides that following the Effective Date, the excise tax gross-up will not be paid unless the payments that would be subject to such excise tax exceed a certain threshold set forth in the Amended Agreement.

MISCELLANEOUS

The Amended Agreement adds to the Employment Agreement following the Effective Date a right for the Company (at the Company’s election) to cease payment and obtain reimbursement from Mr. Weaver of all of the post-termination benefits described above if the Company issues restated or reclassified financial statements after the termination of Mr. Weaver’s employment that are directly or indirectly attributable to Mr. Weaver’s malfeasance or gross negligence. In addition, the Amended Agreement provides that if the Company issues restated or reclassified annual financial statements, regardless of whether before or after the termination of Mr. Weaver’s employment, that reflect a reduction in previously published financial results as a result of misconduct and the previously published financial results provided the basis for any previously paid incentive compensation to Mr. Weaver, the Company may elect to obtain reimbursement from Mr. Weaver of all payments to the extent such payments would not have been made based on the restated or reclassified financial statements.

The Amended Agreement provides that any payments or benefits provided pursuant to the Amended Agreement that are treated as deferred compensation under Section 409A of the Internal Revenue Code shall be deferred, subject to interest accrual, to the extent necessary to avoid the imposition of taxes pursuant to Section 409A.

The Amended Agreement also provides that all disputes arising under the Employment Agreement after the Effective Date shall be subject to binding arbitration.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Second Amended and Restated Employment Agreement, dated October 13, 2006, by and between Cooper Tire & Rubber Company and Philip G. Weaver.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

October 19, 2006	By:	James E. Kline

Name: James E. Kline
Title: Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated October 13, 2006, by and between Cooper Tire & Rubber Company and Philip G. Weaver.